                                                                  EXHIBIT 23 (A)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated March 15, 2005, with respect to the consolidated financial statements of Myers Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004, in the following Registration Statements and in the related Prospectus:


 NUMBER               DESCRIPTION OF REGISTRATION STATEMENT
 ------               -------------------------------------
333-71852   Registration Statement (Form S-8) pertaining to the Myers
            Industries, Inc. 2001 Restricted Stock Plan

333-90637   Registration Statement (Form S-8) pertaining to the Myers
            Industries, Inc. 1999 Incentive Stock Plan and the Myers Industries,
            Inc. Amended and Restated Employee Stock Purchase Plan.

33-47600    Registration Statement (Form S-8) pertaining to the Myers
            Industries, Inc. 1992 Stock Option Plan

33-50286    Registration Statement (Form S-3) pertaining to the Myers
            Industries, Inc. Dividend Reinvestment and Stock Purchase Plan


/s/ Ernst & Young LLP

Akron, Ohio
March 15, 2005